Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the President and Chief Executive Officer of Post Holdings, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof:

(a)    the quarterly report on Form 10-Q for the period ended March 31, 2026, filed on the date hereof with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)    information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 7, 2026	By:	/s/ Robert V. Vitale
Robert V. Vitale
President and Chief Executive Officer

Certification Pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Executive Vice President, Chief Financial Officer and Treasurer of Post Holdings, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof:

(a)    the quarterly report on Form 10-Q for the period ended March 31, 2026, filed on the date hereof with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)    information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 7, 2026	By:	/s/ Matthew J. Mainer
Matthew J. Mainer
Executive Vice President, Chief Financial Officer and Treasurer